    As filed with the Securities and Exchange Commission on April 26, 1994
                                                     Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            GENETICS INSTITUTE, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                                   04-2718435
- -------------------------------           -----------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

     87 CAMBRIDGEPARK DRIVE, CAMBRIDGE, MASSACHUSETTS  02140 (617)876-1170
- --------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 -----------

                            PAUL P. BROUNTAS, ESQ.
                                Hale and Dorr
                               60 State Street
                         Boston, Massachusetts  02109
                                (617) 526-6000

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

    Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

                                 -----------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

________________________________________________________________________

                                 Proposed   Proposed
Title of                         Maximum    Maximum
Each Class of       Amount       Offering   Aggregate         Amount of
Securities to        to be       Price Per  Offering        Registration
be Registered     Registered(1)  Share (1)  Price (1)            Fee
________________________________________________________________________
Depositary Shares,
each representing
one share of
Common Stock,
$.01 par value,
subject to a call
option and
evidenced by a
depositary
receipt            1,254,550     $41.00     $51,436,550.00  $17,736.75
________________________________________________________________________

Common Stock,
$.01 par value           (2)         N/A            N/A            (3)
________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based upon the closing sale price of the Common Stock as reported on the Nasdaq National Market on April 22, 1994.

(2) Such number of shares of Common Stock as are represented by the Depositary Shares registered hereby.

(3)  Because the Common Stock is issued for no consideration, no registration fee is required with respect thereto.
 ============================================================================

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.






                  SUBJECT TO COMPLETION, DATED APRIL 26, 1994


       PROSPECTUS


                            GENETICS INSTITUTE, INC.

                          1,254,550 DEPOSITARY SHARES

                                ---------------

            The 1,254,550 Depositary Shares of Genetics Institute, Inc., a Delaware corporation (the "Company"), offered hereby represent shares that may be issued upon exercise of outstanding warrants issued pursuant to a Warrant Agreement dated as of May 23, 1991 (the "Warrants"). Upon exercise of a Warrant, the holder thereof is entitled to receive (i) six-tenths (0.6) of one Depositary Share, each Depositary Share evidencing one share of Common Stock of the Company subject to a Call Option held by a subsidiary of American Home Products Corporation, and (ii) $20.00 in cash, without interest.

                      ____________________________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
       OFFENSE.       ____________________________________

            NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OF SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                      ____________________________________


              The date of this Prospectus is ______________, 1994.

                             AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

            The Company has filed with the Commission in Washington, D.C. a registration statement (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus does not contain all the information included in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Depositary Shares offered hereby, reference is made to such Registration Statement and the exhibits thereto.

            The Company will provide without charge to each person to whom this Prospectus is delivered on the written or oral request of such person, a copy of any documents incorporated herein by reference, excluding exhibits. Requests should be made to Genetics Institute, Inc., 87 CambridgePark Drive, Cambridge, Massachusetts 02140 (617) 876-1170; Attention: Director of Corporate Communications.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed with the Commission are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1993;

            (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated May 2, 1986; and

            (c) The description of the Company's Depositary Shares contained in the Company's Registration Statement on Form 8-A dated December 9, 1991.

            All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

            The Company is principally engaged in the discovery, development and commercialization of protein-based therapeutic products, using recombinant DNA and other technologies, for the treatment of a wide range of diseases and conditions, including anemia, hemophilia, cancer, tissue damage, infectious disease, cardiovascular disease and autoimmune diseases.

                                USE OF PROCEEDS

            The Company intends to use any net proceeds from the exercise of the Warrants for working capital and other corporate purposes

                            LEGALITY OF COMMON STOCK

            The legality of the shares of Common Stock offered hereby is being passed upon for the Company by Hale and Dorr, Boston, Massachusetts.

                                    EXPERTS

            The Consolidated Financial Statements and schedules of the Company as of November 30, 1993 and for the year then ended, appearing in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1993 and incorporated by reference in this Registration Statement, have been audited by Arthur Andersen & Co., independent public accountants, as stated in the report appearing therein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            The Consolidated Financial Statements and schedules of the Company as of November 30, 1992 and for the two years in the period then ended, appearing in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1993 and incorporated by reference in this Registration Statement, have been audited by Coopers & Lybrand, independent public accountants, as stated in the report appearing therein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

       ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


                 Expense
                 -------
                 SEC Registration Fee......................    $17,736.75
                 Legal (including Blue Sky) and Accounting       5,000.00
                 Fees and Expenses.........................      2,500.00*
                 Miscellaneous.............................      2,000.00
                                                               ----------
                     Total.................................    $27,236.75
                                                               ==========

       ____________
       *Estimated

       ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article TENTH of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be liable for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination of limitation of liability of directors for breach of fiduciary duty.

            Article ELEVENTH of the Company's Restated Certificate of Incorporation provides that a director or officer of the Company
       (a) shall be indemnified by the Company against all costs, charges, expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Genetics Institute) brought against such person by virtue of such person's position as a director or officer of the Company if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person's conduct was unlawful and (b) shall be indemnified by the Company against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred in connection with any action by or in the right of the Company brought against such person by virtue or such person's position as a director or officer of the Company if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any such matters as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication, in view of all of the circumstances, such person is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, such person is required to be indemnified by the Company against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Expenses shall be advanced to a director or officer at such person's request, provided that such person undertakes to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification or such expenses.

            Indemnification is required to be made unless a majority of a quorum of the disinterested directors of the Board of Directors, or if no such quorum is met, independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by a majority of a quorum of the disinterested directors of the Board of Directors or, if no such quorum is met, independent legal counsel that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make a determination within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

            Article ELEVENTH of the Company's Restated Certificate of Incorporation further provides that the indemnification set forth therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Company must indemnify those persons to the fullest extent permitted by such laws as so amended.

            Substantially similar indemnification provisions are contained in the By-laws of the Company.

       ITEM 16.  EXHIBITS.

            4.1  -    Depositary Agreement among AHP, Holdings, the
                      Company and the Depositary. (1)
            5.1  -    Opinion of Hale and Dorr.
           23.1  -    Consent of Arthur Andersen & Co.
           23.2  -    Consent of Coopers & Lybrand.

           23.3  -    Consent of Hale and Dorr (included in Exhibit 5.1).
           24.1  -    Power of Attorney for each person executing the
                      Registration Statement on behalf of Genetics
                      Institute, Inc. is contained in Page II-6 of this
                      Registration Statement.

       ______________________

       (1) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended November 30, 1991 and incorporated herein by reference.

       ITEM 17.  UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
       Statement:

                 (i) To include any prospectus required by
            Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the Registration
            Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
       Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
       Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defenses of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 25th day of April, 1994.

                                GENETICS INSTITUTE, INC.


                                By: /s/ Gabriel Schmergel
                                   --------------------------------------
                                     Gabriel Schmergel
                                President and Chief Executive Officer

            We, the undersigned officers and directors of Genetics Institute, Inc., hereby severally constitute and appoint Gabriel Schmergel, Garen G. Bohlin and Lawrence V. Stein, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Genetics Institute, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

            Witness our hands and common seal as of the date set forth below.

            Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                      Title               Date
             ---------                      -----               ----
         /s/ Gabriel Schmergel   President, Chief          )
       ------------------------  Executive Officer and     )
          Gabriel Schmergel      Director (Principal       )
                                 Executive Office)         )
                                                           )
                                                           )
         /s/ Garen G. Bohlin     Executive Vice President  )
       ------------------------  (Principal Financial and  )
           Garen G. Bohlin       Accounting Officer)       )

                                 Chairman of the Board and  )
       ------------------------  Director                   )
           Benno C. Schmidt                                 )
                                                            )
                                                            )
         /s/ James G. Andress    Director                   )
       ------------------------                             )
           James G. Andress                                 )
                                                            )
         /s/ Anthony B. Evnin    Director                   )  April 25, 1994
       ------------------------                             )
           Anthony B. Evnin                                 )
                                                            )
         /s/ Fred Hassan         Director                   )
       ------------------------                             )
             Fred Hassan                                    )
                                                            )
         /s/ Thomas P. Maniatis  Director                   )
       ------------------------                             )
          Thomas P. Maniatis                                )
                                                            )
         /s/ Robert I. Levy      Director                   )
       ------------------------                             )
            Robert I. Levy                                  )